EXHIBIT 10.3

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE UNSECURED PROMISSORY NOTE
OF
StreamTrack, INC.

Note No. 2013-2

$100,000.00	Issue Date: August 27, 2013

FOR VALUE RECEIVED, STREAMTRACK, INC., a California corporation (the "Company"), hereby unconditionally promises to pay to the order of Michael Hill, or assigns ("Holder"), in lawful money of the United States and in immediately available funds, the principal sum of $100,000.00, or such lesser amount as shall then equal the outstanding principal amount hereunder, together with interest on the unpaid principal balance at a rate equal to 4% per annum from the date of this Convertible Unsecured Promissory Note (the "Note") until the date such principal amount and all interest accrued thereon are paid in full or converted pursuant to Section 2, below. Unless converted pursuant to Section 2, the unpaid principal amount, together with any then unpaid accrued interest shall be due and payable on August 27, 2016 (the "Maturity Date"). Notwithstanding the foregoing, the unpaid principal balance of this Note and any then unpaid accrued interest thereon shall be due and payable upon the occurrence of an Event of Default (defined below).

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder hereof, by the acceptance of this Note, agrees:

1. Definitions. The following definitions shall apply for all purposes of this Note:

1.1 "Conversion Price" means $0.074 per Conversion Share.

1.2 "Conversion Shares" means shares of the Company's Common Stock issuable upon conversion of the Note.

1.3 "Note" means this Convertible Unsecured Promissory Note.

1.4 "Notes" means a series of convertible unsecured promissory notes, each containing substantially similar terms and conditions as the other, which have been or will be sold by the Company pursuant to the Purchase Agreement, of which this Note is one. The fact that interest under certain of the Notes begins to accrue on a different date than under other Notes shall not be deemed to make such Notes not substantially similar.

1.5 "Common Stock" means shares of the Company's Common Stock that are authorized by the Company's Articles of Incorporation.

2. Conversion of Note. The holder of each Note may elect to convert the principal of and interest on the Note into Common Stock at the Conversion Price.

2.1 Termination of Rights. All rights with respect to this Note shall terminate upon the conversion of this Note in accordance with its terms, and payment in full of all sums due under the Note after such conversion, if any, whether or not this Note has been surrendered and whether or not all agreements have been executed and delivered by the Holder to the Company. Notwithstanding the foregoing, Holder agrees to surrender this Note to the Company for cancellation as soon as is practicable following conversion of this Note and payment of all sums, if any, due under the Note.

3. Issuance of Conversion Shares; Holdback; Legends

3.1 Issuance of Conversion Shares. As soon as practicable after conversion of this Note, the Company at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of Conversion Shares to which the Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the reasonable opinion of legal counsel of the Company, by the Company's Articles of Incorporation, as hereafter amended, or by any agreement between the Company and the Holder). No fractional shares will be issued upon conversion of this Note. If upon any conversion of this Note (and all other Notes held by the same Holder, after aggregating all such conversions), a fraction of a share would otherwise result, then in lieu of such fractional share the Company will pay the cash value of that fractional share, calculated on the basis of the Conversion Price.

3.2 Legend. To the extent applicable, each certificate or other document evidencing any of the Conversion Shares shall be endorsed with the legend set forth below (and such other legends as may be required pursuant to regulations promulgated by the U.S. Securities and Exchange Commission, the State of Wyoming, and any other relevant regulatory authorities), and Holder covenants that, except to the extent such restrictions are waived by the Company, such Holder shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED, SOLD, PLEDGED OR HYPOTHECATED ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED OR IF THE COMPANY OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED."

4. Rights and Liabilities. This Note does not by itself entitle the Holder to any voting rights or other rights as a Stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a Stockholder of the Company for any purpose.

5. No Impairment. The Company will not, by amendment of its Articles of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Note or the Purchase Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Note against wrongful impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable Conversion Shares upon the conversion of this Note.

6. Notes Are Equal Priority. All of the Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on all outstanding Notes on the basis of the original principal amount of outstanding Notes.

7. Default. An "Event of Default" will be deemed to have occurred if any of the following happens and such default is not cured or waived in writing by the Majority Holders (as defined in Section 15, below) within a 5 day period after the Holder has given the Company written notice of such default:

7.1 The Company fails to make any payment when due hereunder;

7.2 The Company breaches any material obligation to the Holder under this Note or the Purchase Agreement,or the Company fails to perform promptly at the time and strictly in the manner provided herein or therein;

7.3 A receiver is appointed for any material part of the Company's property, the Company makes a general assignment for the benefit of creditors, the Company voluntarily initiates an action under the U.S. Bankruptcy Code as a debtor, or the Company is involuntarily made the subject (as a debtor or alleged debtor) of an action under the U.S. Bankruptcy Code or becomes the subject of any other bankruptcy or similar proceeding for the general adjustment of its debts, which involuntary action is not terminated or otherwise disposed of without a judgment against the Company within 30 days of its initiation;

7.4 Any of the representations and warranties made by the Company in the Purchase Agreement were materially inaccurate when given;

7.5 An "Event of Default" shall have occurred under any of the other Notes.

Upon the occurrence of any Event of Default, all accrued but unpaid expenses, accrued but unpaid interest, all principal and any other amounts outstanding under this Note shall become immediately due and payable in full.

8. Application of Payments. Payment on this Note shall be applied first to costs and expenses of collection, if any, and then to accrued interest, and thereafter to the outstanding principal balance hereof.

9. Prepayment. The Company may prepay any amounts under this Note prior to the Maturity Date upon 10 days' notice, during which notice period Holder may elect instead to exercise its conversion rights.

10. Waivers. The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.

11. Attorneys' Fees. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Note, or any provision thereof, such party shall be entitled to recover its reasonable expenses and costs in enforcing this Note, including attorneys' fees.

12. No Transfer. Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company's prior written consent, which the Company may not unreasonably withhold or delay; provided, however, that subject to compliance with applicable securities laws, the Company's consent shall not be required for an assignment or transfer of this Note to an affiliate of the Holder, including a spouse or family member. The rights and obligations of the Company and the Holder under this Note and the Purchase Agreement shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

13. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the internal laws of the State of California, excluding that body of law applicable to conflicts of laws.

14. Notices. Any notice required to be delivered to the Company under this Note shall be in writing and addressed to the Chief Executive Officer of the Company at the address set forth below, or at such other address as the Company may designate by 10 days advance written notice to the Holder. Any notice required to be delivered to the Holder shall be in writing and addressed to the Holder at the address indicated herein, or at such other address as the Holder may designate by 10 days advance written notice to the Company. Unless otherwise provided, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given or delivered upon: (a) personal delivery by hand or professional courier service (including an overnight delivery service such as Federal Express); (b) by facsimile upon receipt of confirmation of delivery; or (c) five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified. Initially, notices to the Company shall be addressed as follows:

StreamTrack, Inc.
347 Chapala St.
Santa Barbara, CA 93101
Attn: President

With a copy to:

Reicker, Pfau, Pyle, & McRoy LLP
1421 State Street, Suite B
P.O. Box 1470
Santa Barbara, CA  93102-1470
Attention: Fernando Velez, Jr., Esq.

15. Amendments and Waivers. Any term of this Note may be amended with the written consent of the Company and the Holders of this Note representing more than 50% of the aggregate principal then due under outstanding of this Note (the "Majority Holders"). Any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), including without limitation an amendment or waiver of the Maturity Date with the written consent of the Majority Holders of this Note. Any amendment or waiver affected in accordance with this Section 15 shall be binding upon all "Holders" of this Note and any future Holders of this Note.

15.1 Holder acknowledges that by the operation of this Section 15, the Majority Holders of this Note may effect an amendment or waiver of provisions of this Note and thereby diminish or eliminate all rights of such other Holders under this Note even though such other Holders have not consented to the amendment or waiver.

15.2 Holder (and each transferee of Holder's interest in this Note) shall have the absolute right to exercise or refrain from exercising any right or rights that Holder may have by reason of this Note, including without limitation the right to consent to the waiver of any obligation of the Company under this Note and to enter into an agreement with the Company for the purpose of modifying this Note or any agreement effecting any such modification, and Holder and any transferee of Holder shall not incur any liability to the holder of any other Notes (or the shares issuable upon conversion of the Notes) with respect to exercising or refraining from exercising any such right or rights.

15.3 Holder acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers, in making its investment or decision to purchase this Note. Holder agrees that no other purchaser of Notes nor the respective controlling persons, officers, directors, partners, agents or employees of any such other purchaser of Notes shall be liable to any other holder of Notes for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the issuance of the Notes hereunder, the exercise or rights and remedies created herein, or the issuance of any Company shares issuable upon conversion of the Notes.

16. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the Company and the Holder have caused this Convertible Unsecured Promissory Note to be signed as of the date first above written.

THE COMPANY:		ACKNOWLEDGED AND ACCEPTED BY THE HOLDER:

StreamTrack, Inc., a Wyoming corporation

By	/s/ Aaron Gravitz	/s/ Michael Hill
	Aaron Gravitz, Director	Signature of Holder

Michael Hill

Printed Name and Title of Person Signing for Holder

[SIGNATURE PAGE TO CONVERTIBLE UNSECURED PROMISSORY NOTE OF STREAMTRACK, INC.]